SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                 FORM 8-K/A

                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): October 25, 1996


                              TECHNITROL, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



    PENNSYLVANIA                  #1-5375                #23-1292472
------------------------     ------------------      ----------------------
(State of incorporation)     Commission File No.     (IRS Employer
                                                     Identification Number)


    1210 Northbrook Drive, Suite 385, Trevose, Pennsylvania       19053
    -------------------------------------------------------     ----------
           (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code:   (215)-355-2900
                                                      --------------

     The undersigned registrant hereby amends the following items, financial statements and exhibits of its report on Form 8-K dated November 8, 1996 as set forth in the following pages:

     Item 7.  Financial Statements and Exhibits

Paragraphs (a) and (b) of Item 7 are amended in their entirety.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements of the Businesses Acquired

Doduco GmbH & Co. Dr. Eugen Durrwachter and Subsidiary            Page(s)

          Independent Auditors' Report                               F - 2

          Consolidated Statements of Assets and Liabilities
               Related to Product Lines and Operations Acquired by
               Technitrol, Inc. as of December 31, 1995 and 1994     F - 3

          Consolidated Statements of Revenues and Expenses Related
               to Product Lines and Operations Acquired by
               Technitrol, Inc. for the Years Ended
               December 31, 1995 and 1994                            F - 4

          Consolidated Statements of Cash Flows Related to Product
               Lines and Operations Acquired by Technitrol, Inc.
               for the Years Ended December 31, 1995 and 1994        F - 5

          Notes to Consolidated Financial Statements                 F - 6

(b)  Pro Forma Financial Information

          Pro Forma Condensed Combined Financial Information
               of Technitrol, Inc. and Acquired Businesses
               (unaudited)                                            4

          Pro Forma Condensed Combined Balance Sheet as of
               September 30, 1996 (unaudited)                         5

          Pro Forma Condensed Combined Statement of Operations
               for the Year Ended December 31, 1995 (unaudited)       6

          Pro Forma Condensed Combined Statement of Operations
               for the Nine Months Ended September 30, 1996
               (unaudited)                                            7

          Notes to Pro Forma Condensed Combined Financial
               Statements (unaudited)                                 8

     Pro Forma Condensed Combined Financial Information of Technitrol, Inc. and Acquired Businesses (unaudited)

     The following unaudited pro forma condensed combined financial information presents the Pro Forma Condensed Combined Balance Sheet as of September 30, 1996 of Technitrol, Inc. and its consolidated subsidiaries (the "Company" or the "Registrant") and of Doduco GmbH ("DDG") and of Doduco Espana ("DDE") giving effect to the acquisition of DDG and DDE as if the acquisition had been consummated on September 30, 1996. The Pro Forma Condensed Combined Statement of Operations is presented for the year ended December 31, 1995 and for the nine months ended September 30, 1996 giving effect to the acquisition of DDG and DDE as if the acquisition had been consummated on January 1, 1995. The combination of DDG and DDE is referred to below as "Doduco" or the "Acquired Businesses."

     The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of the Company and the historical consolidated financial statements of Doduco after giving effect to the acquisition transaction under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to Pro Forma Condensed Combined Financial Statements. DDG experienced significant financial difficulty for a number of years and entered into bankruptcy during June of 1996 and Receivership in August of 1996. The assets of DDG which were acquired by the Company were acquired from a Receiver and, prior to the Company's purchase of those assets, other isolated assets and product lines of DDG were sold or abandoned by DDG or the Receiver. In addition, significant restructuring occurred after December 31, 1995 related to both the product lines acquired by the Company as well as those otherwise disposed of or abandoned by the Receiver. The net assets acquired by the Company relate to product lines and operations which were not operated as a separate business entity but rather were an integral part of Doduco GmbH & Co. and its subsidiary, Doduco Espana. As a result of the foregoing, management of the Company does not believe that the pro forma condensed combined financial information is indicative of the results that actually would have occurred if the acquisition had been consummated on the date indicated or which may be attained in the future.

                               Technitrol, Inc. and Doduco
                        Pro Forma Condensed Combined Balance Sheet
                                    September 30, 1996
                                       (Unaudited)
                                (In thousands of dollars)

                                         Historical
                            Historical   Doduco       Pro Forma
                            Technitrol   Note (1)     Adjustments   Note (2)     Pro Forma
------------------------------------------------------------------------------------------
Assets

Cash and equivalents          $24,396         $400                                 $24,796
Accounts receivable, net       35,129        3,400          (106)       (a)         38,423
Inventories                    29,259       23,577                                  52,836
Prepaid expenses and other
  current assets                3,492          182                                   3,674
                              -------      -------                                --------
Current assets                 92,276       27,559                                 119,729
Property, plant and
  equipment, net               44,005       39,414        42,096        (b)
                                                         (75,632)       (c)         49,883
Other assets                   18,993            0                                  18,993
                             --------      -------                                --------
                             $155,274      $66,973                                $188,605
                             ========      =======                                ========


Liabilities and
 shareholders' equity

Notes payable and current
  maturities of long-term
  debt                         $2,021       $3,719                                  $5,740
Accounts payable and                                        (106)       (a)
   accrued expenses            41,675        5,067         2,640        (d)         49,276
                               ------      -------                                --------
Current liabilities            43,696        8,786                                  55,016
Long-term debt                  6,587        3,850        17,820        (d)         28,257
Other long-term liabilities     6,374          341                                   6,715
                              -------      -------                                --------
                               56,657       12,977                                  89,988
Shareholders' equity           98,617       53,996       (53,996)       (e)         98,617
                             --------      -------                                --------
                             $155,274      $66,973                                $188,605
                             ========      =======                                ========

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
Statements

                               Technitrol, Inc. and Doduco
                   Pro Forma Condensed Combined Statement of Operations
                               Year Ended December 31, 1995
                                       (Unaudited)
                        (In thousands, except earnings per share)

                                         Historical
                            Historical   Doduco        Pro Forma                   Pro
                            Technitrol   Note (1)     Adjustments      Note       Forma
------------------------------------------------------------------------------------------
Net sales                    $176,419     $176,515          (623)       (3)       $352,311
Cost of sales                 120,765      150,576          (623)       (3)
                             --------     --------
                                                          (5,175)       (4)        265,543
                                                                                  --------
Gross profit                   55,654       25,939                                  86,768
Selling, general and                                        (216)       (4)
  administrative expenses      40,165       29,200        (1,383)       (6)         67,766
                             --------     --------                                --------
Operating profit (loss)        15,489       (3,261)                                 19,002
Other income (expense):
Interest, net                  (1,009)      (8,056)       (6,465)       (7)         (2,600)
Other, net                         61            0                                      61
                             --------     --------                                --------
Earnings (loss) before
  income taxes                 14,541      (11,317)                                 16,463
Income taxes                    5,201            0         1,110        (8)          6,311
                             --------     --------                                --------
Net earnings (loss)            $9,340     $(11,317)                                $10,152
                             ========     ========                                ========
Earnings (loss) per share       $1.43                                                $1.55
                             ========                                             ========
Weighted average shares
  outstanding                   6,538                                                6,538
                             ========                                             ========


See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
Statements

                               Technitrol, Inc. and Doduco
                   Pro Forma Condensed Combined Statement of Operations
                           Nine Months Ended September 30, 1996
                                       (Unaudited)
                        (In thousands, except earnings per share)

                                        Historical
                           Historical   Duduco          Pro Forma                   Pro
                           Technitrol   Note (1)      Adjustments      Note        Forma
------------------------------------------------------------------------------------------
Net sales                    $189,933     $120,060          (699)       (3)       $309,294
Cost of sales                 124,955      100,637          (699)       (3)
                             --------     --------
                                                          (3,783)       (4)
                                                             164        (5)        221,274
                                                                                  --------
Gross profit                   64,978       19,423                                  88,020
Selling, general and                                        (158)       (4)
  administrative expenses      42,798       16,319        (1,994)       (6)         56,965
Gain on sale of Products
  Division                     (1,471)           0                                  (1,471)
                             --------     --------                                --------
Operating profit               23,651        3,104                                  32,526
Other income (expense):
Interest, net                    (138)      (6,036)       (4,418)       (7)         (1,756)
Other, net                        (45)          51                                       6
                             --------     --------                                --------
Earnings (loss) before
  income taxes                 23,468       (2,881)                                 30,776
Income taxes                    8,496            0         4,168        (8)         12,664
                             --------     --------                                --------
Net earnings (loss)           $14,972      $(2,881)                                $18,112
                             ========     ========                                ========
Earnings per share              $1.86                                                $2.27
                             ========                                             ========
Weighted average shares
  outstanding                   7,991                                                7,991
                             ========                                             ========


See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
Statements

         Notes to Pro Forma Condensed Combined Financial Statements

(1) The historical financial statements of Doduco present, in accordance with United States Generally Accepted Accounting Principles, the assets and liabilities and the revenues and expenses of the product lines and operations of Doduco GmbH & Co. and subsidiary which were acquired by Technitrol, Inc. effective November 1, 1996.

     The net assets include (i) the historical carrying values of inventories, property, plant and equipment, and liabilities (principally vacation and holiday-pay related liabilities) associated with the acquired product lines and operations in Germany and (ii) all of the assets and liabilities of Doduco Espana S.A., a subsidiary with operations in Spain. All material intercompany transactions and balances between the acquired product lines and operations in Germany and Doduco Espana S.A. have been eliminated. The acquired product lines and operations have never been operated as a separate business entity but rather have been an integral part of Doduco GmbH & Co. and subsidiary. The statements of revenues and expenses include the net sales, cost of goods sold, and personnel and other expenses that relate to the acquired product lines. Certain expenses, including overheads and interest expense, have been allocated based on estimations and assumptions as if the acquired product lines had been operated on a stand-alone basis during the periods presented.

     On June 13, 1996, DDG filed for bankruptcy protection in Germany. The historical consolidated financial statements of Doduco do not represent the financial statements of DDG and, accordingly, do not include any effects of the bankruptcy filing.


     The 1995 historical results of Doduco include charges of approximately $4,150,000 related to termination costs for approximately 300 persons employed in the product lines and operations acquired by the Company.


Pro Forma Condensed Combined Balance Sheet

(2) The Company purchased certain inventories and property, plant and equipment of DDG, the capital stock of DDE and assumed approximately $4.3 million of DDG's liabilities. The transaction was effective on November 1, 1996 and the purchase price was as follows:

       Cash paid for certain assets of DDG and capital
         stock of DDE (from proceeds of 27.0 million
         Deutsche Mark debt)                                    $17,820,000
       Transaction and related acquisition costs                  2,640,000
                                                                -----------
                                                                $20,460,000
                                                                ===========

     The fair value of the net assets acquired was approximately $96,092,000 at September 30, 1996. In addition, the Company entered into consignment-type leasing arrangements for approximately $19 million of precious metals to be used within the inventories of Doduco's operations.

Pro forma balance sheet adjustments consist of:

(a) elimination of intercompany trade receivables and payables between the Company and Doduco,
(b) an increase of $42,096,000 to reflect the fair value of property, plant and equipment based on independent appraisals,
(c)  allocation of negative goodwill of $75,632,000 to non-current assets,
(d) debt incurred and accruals for transaction and related acquisition costs, and
(e)  elimination of the equity accounts of Doduco.

The pro forma adjustments to the Condensed Combined Balance Sheet assume that the acquisition occurred on September 30, 1996. The purchase price includes estimated professional fees and other expenses associated with the transaction. The total purchase price may be adjusted as the actual expenses are determined; however, any such adjustments are not expected to be material to the financial position of the Company.


Pro Forma Condensed Combined Statements of Operations

(3) Trade sales between the Company and Doduco have been eliminated. Such sales were $623,000 and $699,000 for the year ended December 31, 1995 and for the nine months ended September 30, 1996, respectively. No significant amount of material relating to such sales remained in the inventory of the Company or Doduco at December 31, 1995 or September 30, 1996.

(4) Cost of sales in 1995 has been decreased by $5,175,000 ($3,783,000 for the nine-month period ended September 30, 1996) to reflect the lower depreciation expense associated with the lower property, plant and equipment values resulting from the purchase price allocation. Selling, general and administrative expenses are decreased by $216,000 in 1995 ($158,000 for the 1996 period) to reflect the lower depreciation expense. Depreciation expense has been calculated on a straight-line basis, using estimated useful lives of 30 years for buildings and 5 years for machinery and equipment.

(5) Cost of sales has been increased by approximately $164,000 for the period ended September 30, 1996 to reflect the additional annual transaction costs associated with leased precious metals inventories held on consignment. The precious metal leases contain no minimum purchase quantities and generally require that payment is made to the lessor at the time the finished products containing precious metal are shipped to the customer. The transaction fee included in the lease approximates 1.2% of the value of inventories held on consignment. At September 30, 1996, Doduco owned its precious metal inventories, but during 1995 had similar leasing arrangements.

(6) The Company did not assume the DDG pension plan and does not currently intend to implement a similar benefit plan. Accordingly, pension expense has been eliminated from the combined pro forma statements. The pension expense for DDG was approximately $1,383,000 and $1,994,000 for the year ended December 31, 1995 and for the nine months ended September 30, 1996, respectively.

(7) The historical interest expense of DDG has been eliminated as none of the debt in Germany was assumed by the Company; however, interest expense has been recorded to reflect the interest on debt associated with the acquisition, indebtedness of DDE (which the Company expects to refinance in the near future) as well as the estimated debt ($20 million) necessary to finance the prospective working capital needs of the acquired business inasmuch as the Company did not acquire the accounts receivable (or assume the accounts payable) of DDG. The estimated debt necessary to finance Doduco's working capital needs was calculated using the historical working capital levels of the product lines and operations acquired less the precious metal inventories which have been leased by the Company. Interest expense has been calculated using an annual rate of 3.8%, which approximates the Company's actual interest rate for borrowings in Germany under the Company's recently completed $40 million multi-currency facility.

(8) Adjustment was made to the provision for income taxes, providing for all income taxes applicable to the pro forma adjustments at appropriate rates in Germany and Spain. No deferred taxes are provided on the unremitted earnings since such earnings are expected to be reinvested for the foreseeable future.

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                TECHNITROL, INC.

                                By: /s/ Albert Thorp, III
                                   ---------------------------
                                   Albert Thorp, III
                                   Vice President - Finance,
                                   Treasurer and Chief Financial
                                   Officer

                                   /s/ Drew A. Moyer
                                   ---------------------------
                                   Drew A. Moyer
                                   Corporate Controller, Assistant
                                   Treasurer and Principal
                                   Accounting Officer


Date:  January 7, 1997

                     The Product Lines and Operations of
            Doduco GmbH + Co Dr. Eugen Durrwachter and Subsidiary
                             Acquired By Technitrol

                      Consolidated Financial Statements

                          December 31, 1995 and 1994

                  With Independent Auditors' Report Thereon

                        Independent Auditors' Report


The Board of Directors
Doduco GmbH + Co Dr. Eugen Durrwachter
Pforzheim, Germany

We have audited the accompanying consolidated statements of assets and liabilities of the product lines and operations of Doduco GmbH + Co Dr. Eugen Durrwachter and subsidiary, acquired effective November 1, 1996, by Albert Thorp Holding GmbH, Germany, and Albert Thorp GmbH, Germany, both wholly-owned subsidiaries of Technitrol, Inc., Trevose, PA, U.S.A. (the "Acquired Operations"), as of December 31, 1995, and 1994, and the related consolidated statements of revenues and expenses and cash flows for the years then ended. These consolidated financial statements are the responsibility of the management of Doduco GmbH + Co Dr. Eugen Durrwachter. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Acquired Operations comprise the Spanish subsidiary of Doduco GmbH + Co Dr. Eugen Durrwachter as well as selected activities which were operated as an integral part of Doduco GmbH + Co Dr. Eugen Durrwachter and had no separate legal existence. The basis of preparation of the accompanying consolidated financial statements is described in note 1.

In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the assets and liabilities of the Acquired Operations as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America, as more fully described in note 1 to the consolidated financial statements.

KPMG Deutsche Treuhand-Gesellschaft


Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

Frankfurt am Main, Germany
January 6, 1997

                     The Product Lines and Operations of
             Doduco GmbH + Co Dr. Eugen Durrwachter and Subsidiary
                              Acquired by Technitrol
               Consolidated Statements of Assets and Liabilities
                           December 31, 1995 and 1994
                           (amounts in U.S.-dollars)

                                                        1995            1994
                                                   ---------------------------
Current assets:
  Cash and cash equivalents                        $   146,960         159,151
  Accounts receivable, less allowances:
    1995 $203,217; 1994 $186,715                     3,050,125       1,460,483
  Inventories                                       34,583,059      36,336,230
  Other current assets                                 155,745         310,055
                                                   -----------      ----------
      Total current assets                          37,935,889      38,265,919

Property, plant and equipment, at cost less
  accumulated depreciation                          44,067,043      40,961,199

Other assets                                            18,876          22,157
                                                   -----------      ----------
      Total assets                                 $82,021,808      79,249,275
                                                   -----------      ----------


Current liabilities:
  Current bank loans                               $ 3,534,253       1,818,574
  Current portion of long-term debt                    326,135          18,558
  Current portion of capital lease liabilities         157,638         139,226
  Accounts payable                                   1,517,203       3,338,263
  Other current liabilities                          1,353,086       3,128,147
                                                   -----------      ----------
      Total current liabilities                      6,888,315       8,442,768

Long-term debt                                       3,696,527         200,451

Long-term capital lease liabilities                    141,737         199,305

Other long-term liabilities                            362,110               0
                                                   -----------      ----------
      Total liabilities                            $11,088,689       8,842,524
                                                   -----------      ----------

      Net assets                                   $70,933,119      70,406,751
                                                   ===========      ==========



See accompanying Notes to Consolidated Financial Statements

                   The Product Lines and Operations of
             Doduco GmbH + Co Dr. Eugen Durrwachter and Subsidiary
                             Acquired by Technitrol
                Consolidated Statements of Revenues and Expenses
                     Years ended December 31, 1995 and 1994
                           (amounts in U.S.-dollars)

                                                     1995           1994
                                                -----------------------------

Net sales                                       $176,515,266      147,755,768

Cost of sales                                   (150,576,413)    (127,694,520)
                                                ------------     ------------
        Gross profit                              25,938,853       20,061,248

Selling expenses                                 (12,235,775)     (11,972,389)

General and administrative expenses              (16,964,140)     (12,031,126)
                                                ------------     ------------

        Loss before interest and income taxes     (3,261,062)      (3,942,267)

Interest income                                      527,934          373,321

Interest expense                                  (8,583,937)      (6,762,990)
                                                ------------     ------------

        Loss before income taxes                 (11,317,065)     (10,331,936)

Provision for income taxes                                 0                0
                                                ------------     ------------

        Net loss                                $(11,317,065)     (10,331,936)
                                                ============     ============




See accompanying Notes to Consolidated Financial Statements

                     The Product Lines and Operations of
             Doduco GmbH + Co Dr. Eugen Durrwachter and Subsidiary
                             Acquired by Technitrol
                     Consolidated Statements of Cash Flows
                     Years ended December 31, 1995 and 1994
                           (amounts in U.S.-dollars)

                                                       1995         1994
                                                  ---------------------------
Operating activities
  Net loss                                        $(11,317,065)   (10,331,936)
  Adjustments to reconcile net loss to
  net cash used in operating activities:
    Depreciation and amortization of property,
     plant and equipment                             6,020,732      5,892,752
    (Gain)/loss on sale of equipment                  (907,043)       281,257
    Changes in assets and liabilities:
      Accounts receivable                           (1,428,613)      (409,156)
      Inventories                                    4,795,416     (2,818,545)
      Accounts payable                              (2,069,799)     1,396,282
      Other working capital items                   (1,871,975)     1,952,206
      Other noncurrent assets and liabilities          359,314          4,767
                                                   -----------     ----------
        Net cash used in operating activities      $(6,419,033)    (4,032,373)
                                                   -----------     ----------
Investing activities
  Additions to property, plant and equipment       $(6,144,081)    (4,770,227)
  Proceeds from sale of equipment                    1,311,087         75,298
                                                   -----------     ----------
        Net cash used in investing activities      $(4,832,994)    (4,694,929)
                                                   -----------     ----------
Financing activities
  Proceeds from borrowings of long-term debt       $ 3,722,558        225,555
  Repayment of long-term debt                          (21,050)        (8,706)
  Increase in current bank loans                     1,520,938        587,766
  Increase (decrease) in capital lease liabilities     (67,564)       227,495

  Effect on cash of transactions and changes
  relating to assets not acquired and
  liabilities not assumed                            6,071,464      7,831,329
                                                   -----------     ----------
        Net cash provided by financing activities  $11,226,346      8,863,439
                                                   -----------     ----------

Effect of exchange rate changes on cash            $    13,490          2,940
                                                   -----------     ----------
Increase (decrease) in cash and cash equivalents   $   (12,191)       139,077
Cash and cash equivalents at beginning of year         159,151         20,074
                                                   -----------     ----------
Cash and cash equivalents at end of year           $   146,960        159,151
                                                   ===========     ==========



See accompanying Notes to Consolidated Financial Statements

                   The Product Lines and Operations of
            Doduco GmbH + Co Dr. Eugen Durrwachter and Subsidiary
                           Acquired by Technitrol
               Notes to the Consolidated Financial Statements
                           December 31, 1995 and 1994
                          (All amounts in U.S.-dollars)

1. Basis of Presentation and Summary of Accounting Policies

Acquisition--Effective November 1, 1996, Albert Thorp Holding GmbH, Germany, and Albert Thorp GmbH, Germany, both wholly-owned subsidiaries of Technitrol Inc., a United States corporation, acquired certain of the product lines and operations (the "Acquired Operations") of Doduco GmbH + Co Dr. Eugen Durrwachter, Pforzheim, Germany, ("Doduco Germany"), and the stock of its subsidiary (together "Doduco"). The Acquired Operations' principal business is the production and marketing of electrical contacts containing precious metals, for the electrical, household appliance and electronics industries, and of by-products obtained in the processing and handling of precious metals, as well as precious metal recovery and refining.
The Acquired Operations have three principal manufacturing locations, Pforzheim and Sinsheim, Germany, and Madrid, Spain.

Basis of Presentation--As more fully described below, the accompanying consolidated financial statements present the assets acquired and liabilities assumed ("Net Assets") and the associated revenues, expenses and cash flows of the Acquired Operations. The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP").

The Net Assets included in the consolidated statement of assets and liabilities include (i) the historical carrying values of inventories, property, plant and equipment, and liabilities (principally vacation and holiday-pay related liabilities) associated with the Acquired Operations in Germany (the "Acquired German Operations") and (ii) all of the assets and liabilities of Doduco Espana S.A., the Spanish subsidiary of Doduco (the "Spanish Operations"). All material intercompany transactions and balances between the German Operations and Spanish Operations have been eliminated in determining the consolidated financial statements.

The consolidated statements of revenues and expenses and cash flows include the revenues, expenses and cash flows of the Acquired Operations. Certain amounts, principally general overheads, related to the German Operations included in the consolidated statements of revenues and expenses have been allocated based upon estimations and assumptions as-if the Acquired Operations had been operating on a stand-alone basis for all periods presented. Management believes that the allocation methods employed are reasonable under the circumstances; however, such allocations may not be indicative of the amounts that would have been incurred if the Acquired German Operations had been operating as an independent entity.
                                                                  (continued)

                    The Product Lines and Operations of
            Doduco GmbH + Co Dr. Eugen Durrwachter and Subsidiary
                           Acquired by Technitrol
               Notes to the Consolidated Financial Statements

Subsequent Event, Bankruptcy Filing--Doduco Germany experienced significant financial difficulty for a number of years and entered into bankruptcy during June 1996 and Receivership in August 1996. The Assets of Doduco Germany which were acquired by Technitrol were acquired from a Receiver and, prior to Technitrol's purchase of those assets, other isolated assets and product lines of Doduco Germany were sold or abandoned by Doduco Germany or the Receiver. The accompanying consolidated financial statements of the Acquired Operations do not represent the financial statements of Doduco Germany and, accordingly, do not include any of the effects of such bankruptcy filing.

Foreign Currencies--For purposes of these consolidated financial statements, the U.S. Dollar has been used as the reporting currency. The Net Assets of the Acquired Operations have been translated into U.S. Dollars on the basis of period end exchange rates while the statements of revenues and expenses and cash flows have been translated using average exchange rates during the periods presented.

Inventory Valuation--Inventory has been valued at the lower of cost or market, cost being determined on the basis of an average or first-in, first-out method. Manufacturing costs comprise direct material and labor and applicable manufacturing overheads, including depreciation charges.

Property, Plant and Equipment--Property, plant and equipment has been valued at acquisition or manufacturing cost, less depreciation over the assets' useful lives, principally as follows: buildings - 10 to 50 years; site improvements - 10 years; technical installations and machinery - 5 to 8 years; and other factory and office equipment - 5 to 10 years.

Principally accelerated depreciation methods are applied to assets acquired before 1995, while the straight-line method is applied to assets newly acquired in 1995. The effect of this change in accounting by the German Operations for the year ended December 31, 1995 was a reduction of depreciation expense and reduction of the net loss of approximately $500,000.

Revenue Recognition--Revenue is recognized when title passes or services are rendered, net of discounts, customer bonuses and rebates granted.

Pension Expense--The Acquired German Operations' employees participated in the Doduco defined benefit pension plan. Separate actuarial valuations with respect to the Acquired German Operations' position in such defined benefit pension plan are not available. The accompanying consolidated statements of revenues and expenses include $1,383,000 and $4,265,000 in 1995 and 1994, respectively, of amounts charged to the Acquired Operations for its participation in the Doduco defined benefit pension plan. Technitrol did not assume any obligations with respect to pension benefits under Doduco's pension plan.

Employee Termination Expense--During November 1995, agreement was reached with the Workers' Council on a compensation package for the termination of approximately 300 persons employed in the Acquired German Operations. The cost of this decision and related agreement amounted to approximately $4,150,000 and is included in the accompanying 1995 consolidated statement of revenues and expenses under general and administrative expenses.


                                                                  (continued)
                                    F-7

                    The Product Lines and Operations of
            Doduco GmbH + Co Dr. Eugen Durrwachter and Subsidiary
                            Acquired by Technitrol
               Notes to the Consolidated Financial Statements

Interest Expense--Interest expense of Doduco Germany has been allocated based on the relationship of capital employed by the Acquired German Operations and total capital employed by Doduco Germany. Technitrol did not assume any obligations with respect to debt of Doduco Germany.

Taxation--The Acquired German Operations represent product lines and operations of Doduco Germany and as such did not file separate income tax returns. The income tax provisions for the German Operations included in the accompanying consolidated statements of revenues and expenses have been computed as-if the Acquired German Operations were a separate company. Technitrol did not purchase the tax benefits associated with loss carryforwards or assume any obligations with respect to tax liabilities of Doduco Germany. The Spanish Operations represented a separate taxable entity for all periods presented.

Cash and Cash Equivalents--Cash and cash equivalents represents cash and highly liquid certificates of deposit and investments with original maturities of three-months or less.

Use of estimates--The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent amounts at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Inventories

                                                      At December 31,
                                                   1995              1994
                                               ------------------------------
     Raw materials and manufacturing supplies    $10,170,504        8,069,678
     Work in progress........................      9,209,396        9,338,131
     Precious metals, finished goods, parts
       and goods purchased for resale........     15,203,159       18,928,421
                                                 -----------       ----------
                                                 $34,583,059       36,336,230
                                                 ===========       ==========


In connection with the production of inventories, the Acquired German Operations maintain precious metal "lease" agreements. In accordance with these lease agreements, title to the precious metal remains with the lessors until used by the Aquired German Operations. The spot market value of precious metals held under these agreements amounted to $10.7 million and $9.2 million at December 31, 1995 and 1994, respectively, including $7.7 million and $6.6 million, respectively, relating to silver, and $2.7 million and $2.6 million, respectively, relating to gold. These precious metals are not included in inventory, and there is no related liability recognized.

The lessors generally have a security interest in any products their precious metal has entered into, including in receivables arising upon sale of such products.

Included in interest expense for the years 1995 and 1994 are "leasing" fees of $365,288 and $257,966, respectively, based on various percentage rates of the value of these leased precious metals throughout the year. At December 31, 1995, the fee rates ranged from 1.55 percent to 7.40 percent; the weighted average of all rates on that date was 4.17 percent. The terms are re-negotiated periodically ranging from monthly to yearly.

In addition, the Acquired German Operations processes precious metals for customers. The spot market value of these precious metals held by the Acquired German Operations at December 31, 1995 and 1994, amounted to $5.2 million and $2.5 million, respectively. These precious metals are not included in inventory, and there is no related liabiliy recognized.


3. Property, Plant and Equipment
                                                       At December 31,
                                                     1995            1994
                                               -----------------------------
     Cost:
       Land..................................    $ 2,824,256        2,611,663
       Buildings.............................     45,354,095       41,933,132
       Site improvements.....................      1,679,129        1,553,537
       Technical installations and machinery.     65,756,622       57,952,559
       Other factory and office equipment....     40,651,703       37,330,179
                                                 -----------      -----------
                                                 156,265,805      141,381,070
       Construction in progress..............        249,101          445,112
                                                 -----------      -----------
                                                 156,514,906      141,826,182
     Accumulated depreciation................    112,447,863      100,864,983
                                                 -----------      -----------
                                                 $44,067,043       40,961,199
                                                 ===========      ===========

                                                                  (continued)

                   The Product Lines and Operations of
            Doduco GmbH + Co Dr. Eugen Durrwachter and Subsidiary
                            Acquired by Technitrol
               Notes to the Consolidated Financial Statements

The cost of other factory and office equipment includes assets capitalized under capital lease arrangements of $456,533 and $394,752 at December 31, 1995 and 1994, respectively; accumulated amortization amounted to $44,984 and $42,576, respectively.

Depreciation expense, including amortization on assets under capital lease arrangements, charged in the statements of revenues and expenses was $6,020,732 in 1995 and $5,892,752 in 1994.

4. Debt

All debt relates to the Spanish Operations as follows:

Current bank loans represent borrowings under short-term non-cancellable credit and discount lines, of which approximately $760,000 were unused at December 31, 1995.

At December 31, 1995, long-term debt includes principally a bank loan of $3,801,685, bearing interest at 11.0 percent, repayable in fourteen equal semi-annual instalments from August 1996 through February 2003. The loan is secured by a mortgage conveyance on a building.

At December 31, 1995, aggregate amounts of long-term debt that mature during the next five years and thereafter are as follows: 1996 (current portion) - $326,135; 1997 - $607,321; 1998 - $604,829; 1999 - $591,797; 2000 - $545,459;
and thereafter - $1,347,121.

Capital lease liabilities at December 31, 1995, are due as follows:

     Lease payments:
       1996 ...................................     $194,646
       1997 ...................................      163,280
       1998 ...................................       86,913
       1999 ...................................          770
                                                    --------
                                                     445,609
     Less amount representing interest ........      146,234
                                                    --------
                                                    $299,375
                                                    ========

Other long-term liabilities relate to machinery purchases; $182,646 mature in 1997 and $179,464 in 1998. They are secured on the machinery acquired.

5. Other Current Liabilities

                                                        At December 31,
                                                      1995           1994
                                               -----------------------------

     Other current liabilities
       Accrued payroll and employee benefits....  $1,089,934        3,020,358
       Payroll withholdings and sales taxes.....     149,084           93,931
       All other................................     114,068           13,858
                                                  ----------        ---------
                                                  $1,353,086        3,128,147
                                                  ==========        =========

6. Income Taxes

Income (loss) before income taxes is attributable to the following geographic locations:

                                                    Year Ended December 31,
                                                      1995            1994
                                                   --------------------------
     Germany....................................   $(12,033,792)  (10,569,137)
     Spain......................................        716,727       237,201
                                                   ------------   -----------
                                                   $(11,317,065)  (10,331,936)
                                                   ============   ===========


The Acquired German Operations have not received any income tax benefit for its losses, due to the overall loss carryforward position of Duduco. No income tax charge has arisen in Spain, because of the utilization of available tax loss carryforwards. A deferred tax asset had not been recorded by the Spanish Operations, as there is continuing doubt about the Spanish Operations' ability to realize sufficient taxable profits within the carryforward period.

German corporate tax law applies the imputation system with regard to the taxation of the income of a corporation and its stockholders. Upon distribution of retained earnings in the form of a dividend, stockholders are entitled to a tax credit in the amount of federal income taxes (presently
30 percent) previously paid by the corporation.

In general, retained corporate income is initially subject to a federal corporaiton tax of 45 percent plus a surcharge of 7.5 percent on the federal corporate tax rate. After giving effect to the surcharge, the federal corporate tax rate increases to 48.375 percent.

Upon distribution of retained earnings to stockholders, the corporate income tax rate on the distributed earnings is adjusted to 30 percent by receiving a refund for taxes previously paid in excess of 30 percent. This refund is passed on to the stockholders through a gross up of the dividend from the corporation.

A reconciliation of income taxes determined using the German federal statutory rate of 48.375 percent plus the after federal tax benefit rate for trade taxes of 8.625 percent for a combined statutory rate of 57 percent is as follows:

                                                                  (continued)

                   The Product Lines and Operations of
            Doduco GmbH + Co Dr. Eugen Durrwachter and Subsidiary
                            Acquired by Technitrol
               Notes to the Consolidated Financial Statements



                                                   Year Ended December 31,
                                                     1995           1994
                                                  ---------------------------
     Expected income tax credit.................   $6,450,726       5,889,204
     Spanish tax rate differential..............      157,680          52,184
     Nondeductible expenses:
       German long-term interest expense........     (327,698)       (267,375)
       Other....................................       (9,843)        (17,191)
     Net operating loss utilization Spain.......      260,698         100,211
     German loss carryforward for which no
      benefit was recognized....................   (6,531,563)     (5,757,033)
                                                   ----------      ----------
     Actual provision for income taxes..........   $        0               0
                                                   ==========      ==========

                                                          December 31,
                                                     1995           1994
                                                  ---------------------------
     Deferred tax assets relating to:
       Capitalized leases, net of
        related liabilities.....................     $ 38,402           4,729
       Tax loss carryforward expiring 1998......      485,189         662,744
                                                     --------         -------
                                                      523,591         667,473
     Valuation allowance........................      523,591         667,473
                                                     --------         -------
     Deferred tax (liability) asset per balance
      sheet.....................................     $      0               0
                                                     ========         =======

At December 31, 1995, the Spanish Operations had net operating loss ("NOLs") carryforwards amounting to approximately $1.4 million. A full deferred tax valuation allowance has been established against such NOLs. The ultimate realization by the Spanish Operations of its NOL's is dependent upon the generation of future taxable income in such jurisdiction. Management believes it more likely than not that in the near future the Spanish Operations will not realize the benefit of such net operating loss carryforward.
                                                                (continued)
                                    F-10

                    The Product Lines and Operations of
            Doduco GmbH + Co Dr. Eugen Durrwachter and Subsidiary
                            Acquired by Technitrol
               Notes to the Consolidated Financial Statements

7. Commitments and Contingencies

The total rentals under operating leases charged as an expense in the statements of revenues and expenses amounted to $1,581,923 and $1,462,708 in the years ended December 31, 1995 and 1994, respectively. The future minimum lease payments under capital and operating leases that have initial or remaining terms in excess of one year at December 31, 1995 are as follows:

     1996.......................................    $372,798
     1997.......................................     258,547
     1998.......................................      53,487
     1999.......................................           0

In addition, the Aquired German Operations are committed to enter into an agreement for the rental of production space for a period of up to October 1997 at an annual cost of $139,580; the final term of this agreement is still subject to negotiation.

At December 31, 1995, the Spanish Operations had provided guarantees to financial institutions in favour of third parties in connection with a one-year letter of credit amounting to $ 83,976.

Various legal actions, proceedings and claims are pending or may be instituted or asserted in the future against the Acquired Operations, including those arising out of alleged defects in products, governmental regulations relating to safety, product warranties and environmental matters. Litigation is subject to many uncertainties; the outcome of individual litigated matters is not predictable with assurance; and it is reasonably possible that some of the foregoing matters could be decided unfavorably to the Acquired Operations. Although the amount of liability at December 31, 1995 with respect to these matters cannot be ascertained, management believes that the resulting liability, if any, should not materially affect the consoldated financial position of the Acquired Operations at December 31, 1995.

8. Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair values of financial instruments have been determined with reference to available market information. However, considerable management judgement is required in interpreting market data to arrive at estimates of fair values.

The carrying amounts of the Spanish Operations' debt at December 31, 1995 and 1994, is estimated to approximate its fair value. The fair value of such debt was estimated by discounting future cash flows using rates currently


                                                                  (continued)
                                    F-11

                   The Product Lines and Operations of
            Doduco GmbH + Co Dr. Eugen Durrwachter and Subsidiary
                            Acquired by Technitrol
               Notes to the Consolidated Financial Statements

available for similar debt of similar terms and maturities. The carrying values of cash, receivables and accounts payable approximate fair values due to the short-term maturities of these instruments.

9. Related Party Transactions

For the years ended December 31, 1995 and 1994 the German Operations recognized sales revenues of $2.8 million and $2.9 million, respectively, related to products sold to other entities related to Doduco and purchased $2.6 million and $10.8 million, respectively, of products from other entities related to Doduco. Interest expense includes $1.5 million and $0.7 million, respectively, and interest income includes $0.3 million and $0.3, respectively, from and to entities related to Doduco.



                                                                  (continued)
                                    F-12

                     The Product Lines and Operations of
            Doduco GmbH + Co Dr. Eugen Durrwachter and Subsidiary
                             Acquired by Technitrol
               Notes to the Consolidated Financial Statements


10. Geographic Segment Reporting


                                                       Adjustments
                                                           and
                                 Germany       Spain   eliminations Consolidated
--------------------------------------------------------------------------------
1995
Revenues (by operation):
  To unconsolidated customers $165,716,857  10,798,409              176,515,266
  Transfers between
    geographic areas.........    5,788,089   3,274,129  (9,062,218)          --
                              ------------  ----------  ----------  -----------
Total revenues............... $171,504,946  14,072,538  (9,062,218) 176,515,266
                              ============  ==========  ==========  ===========

Export sales from Germany.... $ 67,075,551
                              ============

Net income (loss)............ $(12,033,792)    716,727              (11,317,065)
                              ============  ==========              ===========
Identifiable assets.......... $ 69,011,526  13,010,282               82,021,808
                              ============  ==========              ===========

1994
Revenues (by operation):
  To unconsolidated customers $141,746,665   6,009,103              147,755,768
  Transfers between
    geographic areas.........    4,657,240   3,383,570  (8,040,810)          --
                              ------------  ----------  ----------  -----------
Total revenues............... $146,403,905   9,392,673  (8,040,810) 147,755,768
                              ============  ==========  =========== ===========

Export sales from Germany.... $ 56,869,802
                              ============

Net income (loss)............ $(10,569,137)    237,201              (10,331,936)
                              ============  ==========              ===========

Identifiable assets.......... $ 71,333,381   7,915,894               79,249,275
                              ============  ==========              ===========